UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012 (May 11, 2012)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 11, 2012, Chesapeake Energy Corporation (the “Company”) entered into a Credit Agreement (the “Term Loan Credit Agreement”) among the Company, as Borrower, Goldman Sachs Bank USA, as Administrative Agent, and Jefferies Finance LLC, as Syndication Agent, that provides for aggregate term loan commitments of $3.0 billion.

Amounts borrowed under the Term Loan Credit Agreement bear interest, at the Company’s option, at either (a) the Eurodollar rate, which is based on the London Interbank Offered Rate (LIBOR), plus an Applicable Margin (as defined below) or (b) a base rate equal to the greater of (i) the prime rate quoted in the Wall Street Journal, (ii) the federal funds effective rate plus 0.50% per annum and (iii) the Eurodollar rate that would be applicable to a Eurodollar loan with an interest period of one month plus 1% per annum, in each case, plus the Applicable Margin. The Eurodollar rate is subject to a floor of 1.50% per annum and the base rate is subject to a floor of 2.50% per annum. Interest is payable quarterly or, if the Eurodollar rate applies, it may be payable at more frequent intervals. The initial Applicable Margin for Eurodollar loans is 7.0% per annum and the initial Applicable Margin for base rate loans is 6.0% per annum.

Amounts borrowed under the Term Loan Credit Agreement are unconditionally guaranteed on a joint and several basis by certain of the Company’s direct and indirect wholly owned domestic subsidiaries (including the subsidiaries that are subsidiary guarantors under the Company’s corporate revolving bank credit facility). Such amounts are not secured by any assets of the Company or its subsidiaries. The subsidiaries that are not guarantors of the Term Loan Credit Agreement consist primarily of the Company’s midstream and oilfield services subsidiaries.

The Term Loan Credit Agreement contains negative covenants substantially similar to those contained in the Company’s corporate revolving bank credit facility, including covenants that limit the Company’s ability, as well as the ability of certain of its subsidiaries, to, among other things, incur indebtedness, grant liens, make investments, loans and restricted payments and enter into certain business combination transactions, but also contains certain more restrictive modifications. These modifications include additional restrictions regarding the incurrence of certain unsecured indebtedness, the incurrence of secured indebtedness, the increase of dividends or payment of special dividends, investments in unrestricted subsidiaries and designations of subsidiaries as unrestricted subsidiaries. The Term Loan Credit Agreement does not contain financial maintenance covenants.

The Term Loan Credit Agreement contains events of default and remedies substantially similar to those contained in the Company’s corporate revolving bank credit facility, including, among others, those related to a default in the payment of principal or interest, an inaccuracy of a representation or warranty in any material respect, a default with regard to performance of covenants, a default in the payment of other indebtedness of the Company and certain of its subsidiaries where the aggregate outstanding principal amount exceeds $125 million, the entry by a court of one or more judgments or orders for the payment of money against the Company or certain of its subsidiaries in an aggregate amount in excess of $125 million that has not been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof, the cessation of the guarantee agreement to be in full force and effect and certain change of control events. Upon the occurrence of a default, in some cases following a notice and cure period, the lenders under the Term Loan Credit Agreement may accelerate the maturity of the loans and require the full and immediate repayment of all borrowings under the Term Loan Credit Facility.

The Term Loan Credit Agreement matures on December 2, 2017 (the “Maturity Date”). Prior to January 1, 2013, loans outstanding under the Term Loan Credit Agreement may be prepaid by the Company without premium or penalty. On and following that date, the Company is required to pay a yield maintenance premium in connection with any prepayment (including the prepayments described in the following paragraph) prior to the Maturity Date.

The Term Loan Credit Agreement contains a covenant that requires that the net cash proceeds from certain asset dispositions and other asset monetization transactions and certain financing transactions (subject to certain thresholds and exceptions) completed by the Company and certain of its subsidiaries be used under certain circumstances described in the Term Loan Credit Agreement (“Subject Proceeds”) to either (a) prepay loans outstanding under the Term Loan Credit Agreement or (b) reduce the commitments and repay amounts outstanding under the Company’s corporate revolving bank credit facility (or, to the extent the proceeds exceed the commitments under the revolving facility, other senior debt). If, prior to January 1, 2013, the Company uses Subject Proceeds to repay amounts outstanding under its corporate revolving bank credit facility, then the Applicable Margin under the Term Loan Credit Agreement will increase to 8.0% per annum for Eurodollar loans and 7.0% per annum for base rate loans. Additionally, if any amounts remain outstanding under the Term Loan Credit Agreement following January 1, 2013, then the Applicable Margin under the Term Loan Credit Facility will increase to 10.0% per annum for Eurodollar loans and to 9.0% per annum for base rate loans.

On and after May 11, 2013, the lenders will have the option (subject to certain thresholds) to exchange their loans under the Term Loan Credit Agreement for fixed rate notes (the “Exchange Notes”). The Exchange Notes issued in any exchange will bear interest at a fixed rate equal to 11.50% per annum from the date of issuance, payable semi-annually, will mature on the Maturity Date, will not be subject to any sinking fund or amortization and will contain substantially the same call protection (in the form of a customary treasury rate plus 50 basis points bond make-whole), covenants and events of default as the loans under the Term Loan Credit Agreement. The Exchange Notes will rank pari passu with the loans under the Term Loan Credit Agreement.

The Term Loan Credit Agreement closed and all commitments thereunder were fully funded on May 11, 2012. The Company used the proceeds received to repay indebtedness outstanding under its corporate revolving bank credit facility.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On May 11, 2012, the Company issued a press release announcing that it had entered into the Term Loan Credit Agreement. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit Index, which follows the signature page to this Current Report on Form 8-K and is incorporated herein by reference, sets forth a list of those exhibits filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby

Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date: May 14, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Credit Agreement, dated May 11, 2012, among Chesapeake Energy Corporation, as Borrower, Goldman Sachs Bank USA, as Administrative Agent, Jefferies Finance LLC, as Syndication Agent, and the several lenders from time to time parties thereto.

99.1	Press Release dated May 11, 2012.